Exhibit 99.1

FINAL: FOR RELEASE

RTW Retailwinds, Inc. Announces the Closing of the Sale of its e-Commerce Business, including the New York & Company and Fashion to Figure e-Commerce Intellectual Property, to Saadia Group, LLC

Saadia Group to Operate the e-Commerce Business as an Ongoing Business

October 2, 2020

New York--(BUSINESS WIRE)—RTW Retailwinds, Inc. (“RTW” or the “Company”) [OTC PINK:RTWIQ], an online specialty apparel retail platform for powerful celebrity and consumer brands, announced that it closed on the sale of its e-Commerce business and all related intellectual property, including its websites, www.nyandcompany.com, www.fashiontofigure.com and its rental subscription businesses at www.nyandcompanycloset.com and www.fashiontofigurecloset.com, together with certain other assets, to Saadia Group, LLC. The sale was previously approved by the Bankruptcy Court on September 4, 2020.

Sheamus Toal, Chief Executive Officer of RTW, commented: “We are delighted to have successfully closed on the sale of our business, maintaining the legacy of our New York & Company brand and continuing Fashion to Figure’s tremendous growth. Looking to the future, we believe the new company is well-positioned for organic growth within the digital space with both the New York & Company and Fashion to Figure brands. We see significant opportunities to grow our digital footprint through brand extensions, targeted brand marketing and comprehensive consumer engagement. We are extremely excited to continue this next chapter in the New York & Company brand story with more than 100 associates who will be employed by the new company. We also look forward to partnering with the Saadia Group, LLC and its principal, Jack Saadia, along with his dynamic team as they become a major force in the e-Commerce apparel sector.”

Mr. Toal continued: “I would like to thank all of our associates both in our brick-and-mortar stores and within our headquarters for the tremendous dedication, hard work and professionalism that they have shown through extremely challenging times this past year. It was truly an honor to lead and partner with such an amazing group of individuals. Finally, I wanted to thank the Retailwinds, Inc. Board of Directors, who supported us through this process as well as our extraordinary team of legal and financial advisors from Cole Schotz, BRG and our investment banker, B. Riley Securities, who were able to attract several interested parties and execute this transaction in the middle of an unprecedented pandemic.”

Jack Saadia, Chief Executive Officer of Saadia Group, LLC, commented: “We are delighted to have successfully closed on the purchase of this business. We believe in the New York & Company and Fashion to Figure brands and the opportunity to use these e-Commerce platforms to continue to grow the business as we move forward. Finally, I want to thank our team at the Saadia Group, our legal team at Armstrong Teasdale and Robinson and Cole, and especially White Oak Commercial Finance, who all supported us through this process and helped us close this extremely complicated transaction.”

As previously announced, the Company has fully satisfied and repaid all of its secured debt. Pursuant to the Company’s filed Disclosure Statement and Plan of Liquidation, the sale will result in a distribution to the Company’s unsecured creditors; however, the Company’s equity securities will be cancelled on or before the conclusion of the Company’s Chapter 11 cases with no payment or other distribution thereon.

“We are pleased to achieve a going-concern transaction that will preserve a large number of jobs within our corporate organization and deliver a meaningful recovery to unsecured creditors,” said Rob Shapiro of BRG and Chief Restructuring Officer to RTW. “This outcome is particularly satisfying given the current environment, where many retailers’ bankruptcy filings have resulted in full liquidations and minimal distributions due to COVID-19,” Mr. Shapiro added.

The Company filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey (the “Court”) on July 13, 2020.

The Court filings and other information related to the proceedings are available on a separate website administered by the Company’s claims agent, Prime Clerk, at https://cases.primeclerk.com/RTWRetailwinds/.

Perry Mandarino, Senior Managing Director and Gideon Rosenbaum, Director of B. Riley Securities, an affiliate of B. Riley Financial, Inc. (NASDAQ: RILY), are serving as the investment banker to the Company; Ryan Jareck and Michael Sirota, Members of Cole Schotz P.C. are serving as its legal advisor; and Bob Duffy and Rob Shapiro of BRG are serving as the Company’s Financial Advisor with Rob Shapiro also serving as the Company’s Chief Restructuring Officer.

Investor Relations Contact:

Sheamus Toal

stoal@nyandcompany.com

Forward-looking Statements

This press release contains certain forward-looking statements, including statements made within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “continue,” “could,” “may,” “plan,” “project,” “predict,” and similar expressions and references to assumptions that the Company believes are reasonable and relate to its future prospects, developments and business strategies. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. Factors that could cause the Company's actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, (i) the risks associated with the spread of COVID-19 and its impact on the Company's sales and supply chain; (ii) the Company's ability to anticipate and respond to fashion trends; (iii) the impact of general economic conditions and their effect on consumer confidence and spending patterns; (iv) changes in the cost of raw materials, distribution services or labor; (v) the potential for economic conditions to negatively impact the Company's merchandise vendors and their ability to deliver products; (vi) seasonal fluctuations in the Company's business; (vii) competition in the Company's market, including promotional and pricing competition; (viii) the Company's ability to retain, recruit and train key personnel; (ix) the Company's reliance on third parties to manage some aspects of its business; (x) the Company's reliance on foreign sources of production; (xi) the Company's ability to protect its trademarks and other intellectual property rights; (xii) the Company's ability to maintain, and its reliance on, its information technology infrastructure; (xiii) the effects of government regulation; (xiv) the control of the Company by its largest shareholder and any potential change of ownership of the Company including the shares held by its largest shareholder; (xv) the impact of tariff increases or new tariffs; (xvi) risks arising from the delisting of trading of the Company’s common stock on the NYSE; (xvii) risks and uncertainties relating to the Chapter 11 cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions filed in the Chapter 11 cases; (xviii) the effects of the Chapter 11 cases on the Company and on the interests of various constituents; (xix) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general; (xx) the length of time the Company will operate under the Chapter 11 cases; (xxi) risks associated with third party motions in the Chapter 11 cases; (xxii) the potential adverse effects of the Chapter 11 cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary in the Chapter 11 cases; (xxiii) uncertainty associated with evaluating and completing any strategic or financial alternative, as well as the Company’s ability to implement and realize any anticipated benefits associated with any alternative that may be pursued; (xxiv) the Company’s liquidity and ability to continue as a going concern; (xxv) risks associated with any default under the Company’s debt agreement; (xxvi) risks associated with the Company’s ability to make payments on and to repay or refinance the Company’s debt or generate sufficient cash; (xxvii) the Company’s equity securities will be cancelled on or before the conclusion of the Company’s Chapter 11 cases with no payment or other distribution thereon; and (xxviii) those discussed under the heading "Item 1A. Risk Factors" in the Company’s Annual Report on Form 10-K for fiscal year 2019. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.